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                       SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (this "Agreement"), dated as of May 31, 1996, by and among AFGL INTERNATIONAL, INC., a Nevada corporation (the "Borrower"), AFGL, INC., a Delaware corporation ("AFGL"), FURASH & COMPANY, INC., a Maryland corporation
("Furash"), WHITNEY PARTNERS, INC., a Delaware corporation ("Whitney Partners"), HEADWAY PERSONNEL, INC., a Delaware corporation ("HPI"), HEADWAY CORPORATE STAFFING SERVICES, INC., a Delaware corporation ("HCSS"), CORPORATE STAFFING ALTERNATIVES, INC., a New York corporation ("CSA"), CERTIFIED TECHNICAL STAFFING, INC., a New York corporation ("CTS"), and IRENE COHEN TEMPS, INC., a New York corporation ("Irene Cohen"; AFGL, Furash, Whitney Partners, HPI, HCSS, CSA, CTS and Irene Cohen, and together with all other parties that may from time to time become parties hereto, individually, as a "Subsidiary" and, collectively, as the "Subsidiaries"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), as Agent (in such capacity, the "Agent") for itself and the other lenders (ING and such other lenders, collectively, the "Lenders") as are, or may from time to time become, parties to the Credit Agreement (as defined below).


                      W I T N E S S E T H:


RECITALS.

          A. Pursuant to a Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Lenders and the Agent, the Lenders will extend certain Loans to the Borrower, as more specifically described in the Credit Agreement; and

          B. Pursuant to a Subsidiary Guaranty, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Subsidiary Guaranty"), by the Subsidiaries in favor of the Agent and the Lenders, the Subsidiaries have guaranteed, jointly and severally, all of the Obligations of the Borrower under the Credit Agreement, subject to the terms of the Subsidiary Guaranty; and

          C. In order to induce the Lenders and the Agent to enter into the Credit Agreement, and as a condition to the making of the Loans thereunder, each of the Borrower and the Subsidiaries (collectively, the "Grantors") has agreed to grant a continuing security interest in and to the "Collateral" (as hereinafter defined) to secure the "Secured Obligations" (as hereinafter defined);

          NOW,  THEREFORE, in consideration of the  premises  and
other   good   and  valuable  consideration,  the   receipt   and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein, when used in this Agreement including its preamble and Recitals, shall have the respective meanings provided in the Credit Agreement. The following additional terms (whether or not underscored), when used in this Agreement, shall have the following meanings:

          "Accounts"  means  all "accounts" (as  defined  in  the
UCC), now or hereafter owned or acquired by a Person or in which a Person now or hereafter has or acquires any rights, and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Person arising from the sale or lease of goods or other property by it or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction), (b) all of such Person's rights in, to and under all purchase and sales orders for goods, services or other property, and all of such Person's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to such Person under all contracts for the sale, lease or exchange of goods or other property or the performance of services by it (whether or not yet earned by performance on the part of such Person) and (d) all collateral security and guarantees of any kind given by such Person with respect to any of the foregoing, in each case whether now in existence or hereafter arising or acquired.

          "Chattel Paper" means any "chattel paper" (as defined in the UCC) now or hereafter owned or acquired by a Person or in which a Person now or hereafter has or acquires any rights.

          "Collateral" means, collectively, all of the Grantors':

          (i)        Accounts;

          (ii)       Inventory;

          (iii)   Chattel Paper;
          (iv)    Documents;

          (v)        Equipment;

          (vi)    Instruments;

          (vii)   General Intangibles;

          (viii)  All Collateral Accounts;

          (ix) All other goods and personal property, whether tangible or intangible;

          (x) All books and records pertaining to any of the Collateral (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records); and

          (xi) All products and Proceeds of all or any of the Collateral described in clauses (i) through (x) hereof.

          "Collateral Account" means any cash collateral account established by a Grantor for the benefit of, and under the exclusive dominion and control of, the Agent, together with all cash deposited therein from time to time and any investments made with such cash.

          "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now or hereafter owned or acquired by a Person or in which a Person now or hereafter has or acquires rights.

          "Equipment" means all "equipment" (as defined in the UCC), now or hereafter owned or acquired by a Person or in which a Person now or hereafter has or acquires rights, and, in any event, shall mean and include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles and computers and other electronic data processing and other office equipment and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          "General Intangibles" means all "general intangibles" (as defined in the UCC), now or hereafter owned or acquired by a Person or in which a Person now or hereafter has or acquires any rights, and, in any event, shall mean and include, without limitation, all obligations or indebtedness owing to a Person (other than Accounts) from whatever source arising, including, without limitation, rights to indemnification (including, without limitation, rights to indemnification under the Acquisition
Agreement) and all other rights arising under the Acquisition Agreement, and all rights, title and interest which a Person may now or hereafter have in or under all contracts (in addition to contracts described in the definition of Accounts), causes of action, franchises, tax refund claims, customer lists, Intellectual Property, license royalties, goodwill, trade secrets, proprietary or confidential information, data bases, business records, data, skill, expertise, experience, processes, models, drawings, materials and records, permits and licenses, warranties, manuals, software and all other intangible property of every kind and nature.

          "Instruments" means all "instruments" or "letters of credit" (each as defined in the UCC), including, without limitation, instruments and letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now or hereafter owned or acquired by a Person or in which a Person now or hereafter has or acquires any rights.

          "Intellectual  Property" means, collectively,  (a)  all
systems  software and applications software, including,  but  not limited to, source code, object code, screen displays and formats, program structure, sequence and organization, and audiovisual elements, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all documentation and program materials, user manuals, operations manuals, flowcharts, programer's notes, outlines and specifications created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) Patents, patent rights and patent applications, copyrights and copyright applications, Trademarks, including, without limitation, the names Whitney Group, Viva and On-Line and all derivations thereof, and (d) Patent Licenses, Trademark Licenses, copyright licenses and other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other items of a Person necessary for the conduct of its busi ness.

          "Inventory" means all "inventory" (as defined in the UCC), now or hereafter owned or acquired by a Person or in which a Person now or hereafter has or acquires any rights, wherever located, and, in any event, shall mean and include, without limitation, all raw materials, inventory and other materials and supplies, work-in-process, finished goods, and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

          "Patent License" means any written agreement now or hereafter in existence granting to any Grantor any right to practice any invention on which a Patent is in existence.

          "Patents" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the Untied States, any State thereof or any other country or any political subdivision thereof, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

          "Perfection Certificate" means a certificate dated as of even date herewith, setting forth the corporate names, chief executive office or principal places of business in each State and other current locations of the Grantors and such other information as the Agent deems pertinent to the perfection of security interests, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Agent, and duly executed by the chief operating officer of each of such Persons.

          "Permitted Liens" means the Security Interests and the Liens on the Collateral permitted to be created, to be assumed or to exist pursuant to Section 6.2.3 of the Credit Agreement.

          "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation all claims of a Person against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral and the fol lowing types of property acquired with cash proceeds: Accounts, Inventory, General Intangibles, Chattel Paper, Documents, Instruments and Equipment.

          "Secured Obligations" means all Obligations, including, without limitation, (a) with respect to the Borrower, (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Grantor) on the Loans under, any Note issued pursuant to, and any other amount due from the Borrower under, the Credit Agreement and the other Loan Documents, and
(ii) all other obligations (monetary or otherwise) to be performed by the Borrower under the Credit Agreement or any other Loan Document; (b) with respect to any Grantor that is a party to the Subsidiary Guaranty, all amounts payable and all obligations (monetary or otherwise) to be performed by such Grantor under the Subsidiary Guaranty, including, without limitation, the
"Guaranteed Obligations" (as such term is defined in the Subsidiary Guaranty); and (c) all renewals or extensions of any of the foregoing.

           "Security Interests" means the security interests granted pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement, the Credit Agreement or any other Security Documents.

          "Trademark License" means any written agreement now or hereafter in existence granting to a Person any right to use any Trademark, including, without limitation, the agreements de scribed in Schedule I to each of the Borrower Trademark Assignment and the Subsidiary Trademark Assignment.

          "Trademarks" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof, (ii) all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in
Schedule I to each of the Borrower Trademark Assignment and the Subsidiary Trademark Assignment, and (iii) all reissues, extensions or renewals thereof.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          SECTION  2.   Representations  and  Warranties.    Each
Grantor represents and warrants as follows:

          (a) Such Grantor has good and marketable title to all of its interest in the Collateral, free and clear of any Liens other than the Permitted Liens.

          (b) Such Grantor has not performed any act or acts that could prevent or hinder the Agent from enforcing any of the terms of this Agreement. Other than financing statements or other similar or equivalent documents or instruments with respect to Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction. No Collateral is in the possession of a Person (other than such Grantor) asserting any claim thereto or security interest therein, except that the Agent or its designee may have possession of Collateral as contemplated hereby.

          (c)  All of the information set forth in the Perfection
Certificate is true and correct as of the date hereof.

          (d) (i) When the UCC financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute valid and perfected security interests in the Collateral, prior to all other
     Liens and rights of others therein except for the other Permitted Liens, to the extent that a security interest therein may be perfected by filing pursuant to the UCC.

               (ii) When the Borrower Trademark Assignment and the Subsidiary Trademark Assignment are filed with the United States Patent and Trademark Office, the Security Interests shall constitute valid and perfected security interests in all right, title and interest of such Grantor in all Trademarks of such Grantor, prior to all other Liens and rights of others therein except for the other Permitted Liens, to the extent that a security interest in such Trademarks may be perfected by a filing in such office.

          (e)   The  Inventory  and  Equipment  are  insured   in
accordance with the requirements of the Credit Agreement.

          SECTION 3.  The Security Interests.

          (a) In order to secure the full and punctual payment and performance of its Secured Obligations in accordance with the terms thereof, each Grantor hereby grants, pledges, assigns, hypothecates, sets over and conveys to the Agent, for its benefit and the ratable benefit of the Lenders, a continuing security interest in and to all of the Collateral now or hereafter owned or acquired by such Grantor or in which such Grantor now has or hereafter has or acquires any rights, and wherever located.

          (b) The Security Interests are granted as security only and shall not subject the Agent or any Lender to, or transfer to the Agent or any Lender, or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

          SECTION 4.  Further Assurances; Covenants.

          (a)  General.

               (i) No Grantor will change the location, or establish a new location, of its chief executive office or principal place of business in any state unless it shall have (A) given the Agent thirty (30) days prior notice thereof, (B) executed and delivered to the Agent all financing statements and financing statement amendments which the Agent may request in connection therewith and (C) to the extent requested by the Agent, delivered an opinion of counsel with respect thereto in accordance with Section 4(a)(viii). No Grantor shall change the locations, or establish new locations, where it keeps or holds any
     Collateral or any records relating thereto from the applicable locations described in the Perfection
     Certificate, unless such Grantor shall have (A) given the Agent fifteen (15) days prior notice of such change of location, (B) executed and delivered to the Agent all financing statements and financing statement amendments which the Agent may request in connection therewith, (C) to the extent requested by the Agent, delivered an opinion of counsel with respect thereto in accordance with Section 4(a)(viii) and (D) complied with any other requirement in this Agreement or any other Loan Document relating to the location of any Collateral. No Grantor shall in any event change the location, or establish a new location, of any Col lateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected first priority Security Interests.

                  (ii) No Grantor will change its name, identity or corporate structure in any manner unless it shall have (A) given the Agent thirty (30) days prior notice thereof, (B) executed and delivered to the Agent all financing statements and financing statement amendments which the Agent may request in connection therewith and (C) to the extent requested by the Agent, delivered an opinion of counsel with respect thereto in accordance with Section 4(a)(viii).

                  (iii) The Grantors will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office, copyright or Patent filings and any filings of financing or continuation statements under the
     UCC) that from time to time may be necessary, or that the Agent may request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Agent and the Lenders to obtain the full benefits of this Agreement, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by law, each Grantor hereby authorizes the Agent to execute and file financing statements, financing statement amendments or continuation statements without such Grantor's signature appearing thereon. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Grantors shall, jointly and severally, pay all costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Col lateral.

                  (iv) If any Collateral exceeding in value $5,000 in the aggregate is at any time in the possession or control of any warehouseman, bailee or any of the agents or processors of any Grantor, such Grantor shall notify in writing such warehouseman, bailee, agent or processor of the Security Interests created hereby, shall obtain such warehouseman's, bailee's, agent's or processor's agreement in writing to hold all such Collateral for the Agent's account subject to the Agent's instructions, and shall cause such warehousemen, bailee, agent or processor to issue and deliver to the Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Agent's name and in form and substance acceptable to the Agent.

                  (v)           Each   Grantor  will  immediately
     deliver   and   pledge  each  Instrument   to   the   Agent,
     appropriately endorsed to the Agent.

                  (vi) No Grantor will (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any Collateral except that, subject to the rights of the Agent and the Lenders hereunder if an Event of Default shall have occurred and be continuing, the Grantors may dispose of assets if such disposition is permitted by Section 6.2.11 of the Credit Agreement, whereupon, in the case of such a disposition, sale or exchange, the Security Interests created hereby in such item (but not in any Proceeds arising from such disposition, sale or exchange) shall cease im mediately without any further action on the part of the Agent; or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for the Permitted Liens.

                    (vii) Each Grantor will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable the Agent to enforce the provisions of this Agreement.

                  (viii) Prior to each date on which any Grantor proposes to take any action contemplated by Section 4(a)(i) or Section 4(a)(ii), if requested by the Agent, such Grantor shall, at its cost and expense, cause to be delivered to the Agent and the Lenders an opinion of counsel, satisfactory to the Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests and priority thereof against all creditors of and purchasers from such Grantor have been filed in each filing office necessary for such purposes and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

               (b)  Accounts, Etc.

                  (i) Each Grantor shall use all reasonable efforts consistent with prudent business practice to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorney's fees) of collection of Accounts incurred by the Grantors or the
     Agent,   shall  be  borne  by  the  Grantors,  jointly   and
     severally.

                  (ii) Upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, each Grantor will promptly notify (and each Grantor hereby authorizes the Agent so to notify) each Account Debtor in respect of any Account or Instrument that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent or its des ignee.

                   (iii)   Each Grantor will perform  and  comply
     with all of its material obligations in respect of Accounts, Instruments and General Intangibles.

          (c) Equipment, Etc. The Grantors shall, immediately upon the Agent's request, deliver to the Agent, for the benefit of itself and the Lenders, any and all certificates of title, and applications therefor, if any, of any Equipment now or hereafter owned by the Grantors, and shall cause the Agent, for its benefit and the benefit of the Lenders, to be named as lienholder on any such certificate of title and applications. The Grantors shall promptly inform the Agent of any material additions to or deletions from the Equipment and shall not permit any such items to become a fixture to real estate or an accession to other personal property owned by a Person other than a Grantor.

          (d) Patents, Trademarks, Etc. The Grantors shall notify the Agent promptly (i) of its acquisition after the Closing Date of any copyright, patent, patent license, Trademark or Trademark License being used in its business and (ii) if it knows, or has reason to know, that any application or registration  relating  to any patent or Trademark  owned  by  or licensed to the Grantors and being used in its business is reasonably likely to become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding any Grantor's ownership of any patent, copyright or Trademark being used in its business, its right to register the same, or to keep and maintain the same. In the event that any copyright, patent, patent license, Trademark or Trademark License being used in its business is infringed, misappropriated or diluted by a third party, the Grantors shall notify the Agent promptly after they learn thereof and shall, unless the Grantors shall reasonably determine that any such action would be of immaterial economic value, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Grantors shall reasonably deem appropriate under the circumstances to protect such copyright, patent, patent license, Trademark or Trademark License. If any Grantor, either itself or through any agent, employee or licensee, shall file an application for the registration of any copyright, patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or political subdivision thereof, it shall inform the Agent thereof not less than thirty (30) days prior thereto, and, upon issuance of any such copyright, patent or Trademark, such Grantor shall execute and deliver any and all agreements, instruments, documents and papers the Agent may request to evidence the Security Interests in such copyright, patent or Trademark and the goodwill and general intangibles of the Grantors relating thereto or represented thereby. The Borrower hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power, being coupled with an interest, shall be irrevocable until the Commitments have terminated and the Secured Obligations are paid in full and satisfied.

          SECTION 5. Reporting and Recordkeeping. Each Grantor covenants and agrees with the Agent and the Lenders that from and after the date of this Agreement and until the Commitments have terminated and the Secured Obligations have been fully satisfied:

          (a) Maintenance of Records Generally. Such Grantor will keep and maintain at its own cost and expense records of the Collateral, complete in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Such Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Security Interests. All Chattel Paper will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Internationale Nederlanden (U.S.) Capital Corporation, as Agent". For the Agent's and the Lenders' further security, such Grantor agrees that the Agent and the Lenders shall have a security interest in all of such Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Default or Event of Default, such Grantor shall deliver and turn over full and complete copies of any such books and records to the Agent or to its representatives at any time on demand of the Agent. Subject to any government security limitations, such Grantor shall permit the Agent and each Lender or any of their respective representatives, during normal business hours, to visit all of its offices, to discuss its financial matters with its officers and independent public accounts and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records.

          (b)      Special  Provisions Regarding  Maintenance  of
Records and Reporting.

                  (i) Such Grantor shall keep complete and accurate records of its Accounts. In addition to any requirements  set  forth  in the  Credit  Agreement  at  the request of the Agent, such Grantor shall deliver to the Agent a true copy of all documents, including, without limitation, repayment histories, present status reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as the Agent shall reasonably request.

                  (ii) Such Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its Inventory, and if requested by the Agent shall furnish the Agent a current schedule containing the foregoing.

                  (iii) Such Grantor will promptly upon, but in no event later than five (5) Business Days after:

                     (A)  such  Grantor's learning  thereof,
          inform the Agent, in writing, of any material delay in the Grantor's performance of any of its material obligations to any Account Debtor and of any assertion of any material claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Grantor to any Account Debtor, in each case involving amounts in excess of $20,000 for any single Account or Account Debtor or in excess of $100,000 in the aggregate for all Accounts and Account Debtors; and

                     (B)  such Grantor's receipt or learning
          thereof,  furnish to and inform the Agent  of  all
          material adverse information relating to the financial condition of any Account Debtor with respect to Accounts exceeding $20,000 individually or $100,000 in the aggregate; and

                  (iv) Such Grantor will promptly notify the Agent in writing if any Account, the face value of which exceeds $100,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, or of any state (or department, agency, subdivision or instrumentality thereof) where such state has a state assignment of claims act or other law comparable to the Federal Assignment of Claims Act, and will take any action required or requested by the Agent upon the occurrence of an Event of Default to give notice of the Agent's security interest in such Accounts under the provi sions of the Federal Assignment of Claims Act or any compa rable law or act enacted by any state or local governmental authority.

          (c) Further Identification of Collateral. Such Grantor will furnish to the Agent, as often as the Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (d)   Notices.  In addition to the notices required  by
Section 5(b) hereof, such Grantor will notify the Agent promptly, in writing and in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material adverse change in the composition of the Collateral, and
(iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.

          SECTION 6. General Authority. Each Grantor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, the Agent, the Lenders or otherwise, for the sole use and benefit of the Agent and the Lenders, but at such Grantor's expense, to exercise, at any time from time to time all or any of the following powers:

                  (i)          to  file the financing statements,
     financing statement amendments and continuation statements referred to in Section 4(a)(iii),

                  (ii)          to   demand,  sue  for,  collect,
     receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,

                  (iii)    to   settle,   compromise,   compound,
     prosecute or defend any action or proceeding with respect to any Collateral,

                  (iv)    to  sell, transfer, assign or otherwise
     deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

                  (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral;
provided that the Agent shall not take any of the actions described in this Section 6 except those described in clause (i) above unless an Event of Default shall have occurred and be continuing.

          SECTION 7.  Remedies upon Event of Default.

          (a)   If  any  Event  of Default has  occurred  and  is
continuing, the Agent may exercise on behalf of the Lenders without further notice, all rights and remedies under this Agreement, the Credit Agreement, the Subsidiary Guaranty or any other Loan Document, all rights and remedies that are available to a secured creditor under the UCC, and all rights and remedies that are otherwise available at law or in equity, at any time, in any order and in any combination, including without limitation, the collection of any and all Secured Obligations, and, in addition, the Agent may (i) withdraw all cash, if any, in the Collateral Account and investments made with amounts on deposit in the Collateral Account, and apply such monies, investments and other cash, if any, then held by it as Collateral as specified in
Section  9  and (ii) sell the Collateral or any part  thereof  at public or private sale, for cash, upon credit or for future delivery, and upon such terms as the Agent shall deem commercially reasonable. The Agent shall give each Grantor not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of such Grantor's Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type custom arily sold on a recognized market. The Grantors agree that any such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC (to the extent such Section is applicable).

     The Agent or any Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under ap plicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Grantors will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, in cluding any equity or right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable, jointly and severally, for any deficiency.

          (b) For the purpose of enforcing any and all rights and remedies under this Agreement, the Agent may (i) require the Grantors to, and the Grantors agree that they will, at their expense and upon the request of the Agent, forthwith assemble all or any part of the Collateral as directed by the Agent and make it available at a place designated by the Agent which is, in the Agent's opinion, convenient to the Agent and the Grantors, whether at the premises of a Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located and, without charge or liability to the Agent, seize and remove such Collateral from such premises, (iii) have access to and use the Grantors' books and records, computers and software relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by the Grantors, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the ex tent the Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, Patent or technical process used by the Grantors.

          (c) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

                  (i) the Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Agent shall in its sole discretion determine, except to the extent restricted by any license agreements to which such Patents or Trademarks are subject, as in effect on the Closing Date;

                  (ii) the Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any Patent
     Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and each Grantor hereby releases the Agent and each of the Lenders from, and agrees to hold the Agent and each of the Lenders free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto; and

                  (iii) upon request by the Agent, the Grantors will execute and deliver to the Agent powers of attorney, in form and substance satisfactory to the Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Patent or Trademark. In the event of any such disposition pursuant to this Section, the Grantors shall supply their know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products, to the Agent.

          SECTION 8. Limitation on Duty of Agent in Respect of Collateral. Beyond reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

          SECTION 9. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral of any Grantor shall be applied by the Agent, in the following order of priorities:

          first, to payment of the out-of-pocket expenses of such sale or other realization, including compensation to agents and counsel for the Agent, and all out-of-pocket expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Lender is entitled to be reimbursed pursuant to
     Section 9.3 of the Credit Agreement, or Section 12 hereof or any corresponding provision of any of the other Loan Documents;

          second, to the ratable payment of accrued but unpaid interest (including post-petition interest) and fees constituting Secured Obligations of such Grantor;

          third, to the ratable payment of unpaid principal of the Secured Obligations of such Grantor;

          fourth,  to  the  ratable  payment  of  all  other
     Secured Obligations of such Grantor, until all such Secured Obligations shall have been paid in full; and

          finally,  to  such  Grantor or its  successors  or
     assigns,  or  as a court of competent jurisdiction  may
     direct,  of  any  surplus  then  remaining  from   such
     proceeds.

The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          SECTION  10.  Concerning the Agent.  The provisions  of
Article 8 of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

          (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder or otherwise permitted under the Credit Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for herein, the Agent may request instructions from the Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

          (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantors.

          SECTION 11. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Agent and the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 11).

          SECTION 12. Expenses. In the event that any Grantor fails to comply with the provisions of the Credit Agreement, this Agreement or any other Loan Document, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk, the Agent if requested by the Required Lenders may, but shall not be required to, effect such compliance on behalf of such Grantor, and the Grantors shall reimburse the Agent, jointly and severally, for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other Governmental Authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be reasonably requested by the Required Lenders from time to time, or in respect of the sale or other disposition thereof, shall be borne and paid by the Grantors; and if the Grantors fail promptly to pay any portion thereof when due, the Agent or any Lender may, at its option, but shall not be required to, pay the same and charge the Grantors' accounts therefor, and the Grantors agree to reimburse the Agent or such Lender therefor on demand. All sums so paid or incurred by the Agent or any Lender for any of the foregoing and any and all other sums for which the Grantors may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by the Agent or any Lender in enforcing or protecting the Security Interests or any of their rights or remedies thereon shall be payable by the Grantors, jointly and severally, on demand and shall bear interest (after as well as before judgment) until paid at the highest rate then in effect under the Credit Agreement with respect to the Obligations.

          SECTION 13. Termination of Security Interests; Release of Collateral. Upon the performance of and repayment in full of all Secured Obligations and the termination of the Commitments, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Lenders; provided, however, that the Security Interest of the Agent in any Collateral constituting an asset of which the Grantors may dispose under Section 6.2.11 of the Credit Agreement shall automatically terminate and be released upon such disposition by the Grantors without the necessity of any further action or consent by the Agent or any Lender. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the Grantors, promptly execute and deliver to the Grantors such docu ments as the Grantors shall reasonably request, including but not limited to UCC-3 termination statements, to evidence the termi nation of the Security Interests or the release of such Collateral, as the case may be.

          SECTION 14. Notices. All notices hereunder shall be in writing or by telecopy and shall be sufficiently given to the Agent, the Lenders or the Grantors if addressed or delivered to them at, in the case of the Borrower, the Agent and the Lenders, their respective addresses or telecopier numbers specified in
Section 9.2 of the Credit Agreement (in each case with copies addressed as provided in Section 9.2 of the Credit Agreement), and, in the case of the Subsidiaries, their respective addresses or telecopier numbers specified in Section 15 of the Subsidiary Guaranty (in each case with copies addressed as provided in Section 15 of the Subsidiary Guaranty), or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered, if delivered by hand; when received, if deposited in the mail, postage prepaid; when transmission is verified, if sent via fax; and on the next Business Day, if timely delivered by an air courier guaranteeing overnight delivery.

          SECTION 15. Waivers, Non-Exclusive Remedies. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under the Credit Agreement, this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right under the Credit Agreement, this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement, the Credit Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. This Agreement is a Loan Document executed pursuant to the Credit Agreement.

          SECTION 16. Successors and Assigns. This Agreement is for the benefit of the Agent and the Lenders and their permitted successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Grantors and their successors and assigns; provided, however, that no Grantor may assign any of its rights or obligations hereunder without the prior written consent of the Agent and the Lenders.

          SECTION 17. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the affected Grantors and the Agent with the consent of the Required Lenders.

          SECTION 18. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK.

           SECTION 19. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          SECTION 20. Supplement. In the event that any Subsidiary of the Borrower is required, under the terms of the Credit Agreement or otherwise, to grant a security interest in Collateral, such Subsidiary shall become a Grantor hereunder and shall be bound by all of the terms and conditions hereof, upon the delivery to the Agent of an executed counterpart of a Supplement to this Security Agreement in the form of Exhibit A attached hereto.




          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.


                         AFGL INTERNATIONAL, INC.



                         By:  ______________________________
                              Name:
                              Title:



                         AFGL, INC.



                         By:  ______________________________
                              Name:
                              Title:



                         FURASH & COMPANY, INC.



                         By:  ______________________________
                              Name:
                              Title:



                         WHITNEY PARTNERS, INC.



                         By:  ______________________________
                              Name:
                              Title:



                                   HEADWAY CORPORATE STAFFING
                         SERVICES, INC.



                         By:  ______________________________
                              Name:
                              Title:



                         CORPORATE STAFFING ALTERNATIVES,
                         INC.



                         By:  ______________________________
                              Name:
                              Title:



                         CERTIFIED TECHNICAL STAFFING, INC.



                         By:  ______________________________
                              Name:
                              Title:



                         IRENE COHEN TEMPS, INC.



                         By:  ______________________________
                              Name:
                              Title:




                         INTERNATIONALE NEDERLANDEN (U.S.)
                         CAPITAL CORPORATION, as Agent



                         By:  __________________________________
                                   Name:
                                   Title:

                           EXHIBIT A
                               to
                       Security Agreement


                SUPPLEMENT TO SECURITY AGREEMENT


          THIS SUPPLEMENT TO SECURITY AGREEMENT (this "Supplement"), dated as of _____________ __, ____, is executed by [_________________], [__________] (the "Supplementing Party"), in
favor of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), as Agent (in such capacity, the "Agent") for itself and the other lenders (ING and such other lenders, collectively, the "Lenders") as are, or may from time to time become, parties to the Credit Agreement (as defined below). Terms used herein but not defined herein shall have the meaning defined for those terms in the Security Agreement (as defined below).

                      W I T N E S S E T H:

RECITALS.

          A. AFGL International, Inc., a Nevada corporation (the "Borrower"), the Lenders and the Agent have entered into a Credit Agreement, dated as of May __, 1996 (as amended, restated, supplemented, extended or otherwise modified from time to time, the "Credit Agreement");

          B. Certain Subsidiaries of the Borrower have executed a Subsidiary Guaranty, dated as of May 31, 1996, in favor of the Agent and the Lenders (as amended, restated, supplemented, extended or otherwise modified from time to time, the "Subsidiary Guaranty");

          C. In order to induce the Lenders and the Agent to enter into the Credit Agreement, and as a condition to the making of the Loans thereunder, each of the Borrower and such Subsidiaries, together with the Agent, have entered into a Security Agreement, dated as of May 31, 1996, (as amended, restated, supplemented, extended or otherwise modified from time to time, the "Security Agreement");

          D. The Supplementing Party has become a Subsidiary of the Borrower and as such is required to become a party to the Subsidiary Guaranty pursuant to the Credit Agreement and Section
9.14 of the Subsidiary Guaranty; and


          E. Pursuant to the Credit Agreement and Section 20 of the Security Agreement, the Supplementing Party also is required to execute and deliver to the Agent this Supplement in order to secure its obligations under the Subsidiary Guaranty, and the Supplementing Party desires to execute and deliver this Supple ment to satisfy such requirement and condition; and

          NOW, THEREFORE, in consideration of the premises the Supplementing Party hereby agrees as follows:

          SECTION 1. Additional Security Interests. As security for the payment and performance of the "Secured Obligations" (as such term is defined in the Security Agreement), the Supplementing Party hereby grants to the Agent for its benefit and the benefit of the Lenders a continuing security interest in and to all Collateral now or hereafter owned or acquired by the Supplementing Party or in which such Supplementing Party now has or hereafter has or acquires any rights, and wherever located.

          SECTION  2.      Representations  and  Warranties.  The
Supplementing  Party,  with respect to itself,  hereby   restates
each representation and warranty set forth in Section 2 of the Security Agreement as of the date hereof.

          SECTION 3. Binding Effect. This Supplement shall become effective when it shall have been executed by the Supplementing Party and thereafter shall be binding upon the Supplementing Party and shall inure to the benefit of the Agent and the Lenders. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Security Agreement. The Supplementing Party shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 4. Governing Law; Terms. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK.

          SECTION 5. Execution in Counterparts. This Supple ment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.



          IN WITNESS WHEREOF, the Supplementing Party has caused this Supplement to be duly executed and delivered under seal by its duly authorized officer as of the date first above written.


                              "Supplementing Party"

                              ______________________________


                              By:
                                  Name:
                                  Title:




Acknowledged and Agreed to:


INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL CORPORATION, as Agent



By:  ______________________________
     Name:
     Title: